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                                                                       Exhibit 5


                               October 6, 1998



i-STAT Corporation
104 Windsor Center Drive
East Windsor, NJ 08520


      Re: i-STAT Corporation Registration Statement on Form S-8
      ---------------------------------------------------------

Ladies and Gentlemen:


             We have acted as counsel for i-STAT Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-8 (the "Registration Statement"), relating to 2,300,000 shares (the "Shares") of common stock, par value $.15 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted under the Company's 1998 Stock Option Plan (the "Plan"). You have requested that we furnish our opinion as to the matters set forth below.


             In this connection we have examined the Registration Statement as filed with the Commission as of the date hereof, the Restated Certificate of Incorporation of the Company and the By-laws of the Company, each as in effect as of the date hereof, and records of corporate proceedings of the Company, the Plan, and such other documents as we have deemed relevant as a basis for this opinion, in each case as made available to us by the Company.


             We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with original documents of all documents examined by us as copies of such documents.


















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           Based upon the foregoing, we are of the opinion that the Shares will, upon issuance in accordance with the provisions of the Plan, be validly issued, fully paid and nonassessable.


           We hereby consent to the reference to this firm contained in Item 5 of the Registration Statement, under the caption "Interests of Named Experts and Counsel" and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                     Very truly yours,

                                     /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP